Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 on Form F-3/A (No.333-110470) of Coca-Cola Hellenic Bottling Company S.A. and its subsidiaries (the Company) of our report dated May 2, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers S.A.

Athens, Greece

June 29, 2007